Exhibit 99.3

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

Following are some of the key points regarding PDL’s third quarter 2015 financial and business results.

Net Income
Net income in the third quarter of 2015 was $69.5 million, or $0.42 per diluted share as compared with net income in the third quarter of 2014 of $102.2 million, or $0.61 per diluted share.

Updates on Approved Royalty Bearing Products related to Queen et al. patents

Avastin® (bevacizumab):

•	On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 4.968 billion and increased by 9%.

◦	EU: Growth driven by ovarian and cervical cancer.

◦	US: Sales driven by uptake in lung, ovarian and cervical cancer.

◦	Japan: Growth driven by all indications.

◦	International: Growth by Latin America (+29%) and China.

Herceptin® (trastuzumab):

•	On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 4.879 billion and increased by 10%.

◦	US: Strong volume growth in first line metastatic breast cancer due to longer treatment times.

◦	EU: Stable sales with continuing conversion to subcutaneous formulation.

◦	International: Strong growth in all regions, especially Latin America and China.

Xolair® (omalizumab):

•	On October 22, 2015, Genentech/Roche reported that YTD 2015 US sales were CHF 932 million and increased by 25%.

◦	Growth in allergic asthma and chronic idiopathic urticaria (hives) due to longer treatment duration.

•	On October 27, 2015, Novartis reported that 3Q15 ex-US sales were $184 million and increased by 4%.

Tysabri® (natalizumab):

•	On October 21, 2015, Biogen reported that 3Q15 worldwide sales were $480 million, up from $463 million in 2Q15.

•	Biogen also reported that it did not meet its primary endpoint in a Phase 3 trial in patients with secondary, progressive multiple sclerosis, which could have been an expansion to its label.

Perjeta® (pertuzumab):

•	On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 1.035 billion and increased by 66%.

◦
US: Driven by first line metastatic breast cancer and by neoadjuvant. Benefiting from increase in overall survival in first line metastatic breast cancer when combined with Herceptin and docetaxel which data were added to US label in 1Q15.

◦	EU: Driven by first line metastatic breast cancer and by neoadjuvant, which was approved in 3Q15.

◦	International: Growth in all regions.

◦	Japan: Continued uptake in first line metastatic breast cancer.

Kadcyla® (TDM-1 or ado-trastuzumab emtansine):

•	On October 22, 2015, Genentech/Roche reported that YTD 2015 worldwide sales were CHF 558 million and increased by 57%.

◦	US: Slight increase in patient share in second line metastatic breast cancer.

◦	EU: Strong uptake in recently launched countries, such as Italy and France.

◦	International: Growth driven by Brazil.

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

◦	Japan: Reimbursement granted in 1H15.

•	On October 23, 2015, Genentech/Roche reported that Kadcyla failed to show a benefit in second line HER2+ gastric cancer when compared to taxane.

Updates on Unapproved Royalty Bearing Products Related to Queen et al. patents

Solanezumab

•
On October 22, 2015, Lilly re-affirmed in its 3Q earnings call that data from its Phase 3 trial in patients with mild Alzheimer’s Disease are expected in late 2016, that the Data Safety and Monitoring Board will not take an interim look at efficacy prior to that time, and that it would file for approval in 1H2017 if data were positive.

Updates on Income Generating Assets

Wellstat Diagnostics, LLC

•
Summary: Private company dedicated to development, manufacture and sale of third generation small point of care diagnostic systems that can perform a wide variety of tests utilizing electrochemical luminescence technology.

•
Deal: $44 million senior secured transaction whereby Wellstat is required to repay outstanding principal and a specific target internal rate of return at maturity or upon the occurrence of certain key events. Target IRR is 26% if before end of 2016 and 30% if repayment is after 2016. PDL receives 12% royalty on sales of product. Term is up to 2021.

•
Status: The investment bank of Duff & Phelps is running a sale process. A drug developed by Wellstat Therapeutics for a very rare condition was recently approved which has triggered a payment by Astra Zeneca for the FDA expedited review voucher associated with such approval. PDL has commenced legal proceedings in New York to attach this payment and other Wellstat and Wohlstadter non-Diagnostics’ assets.

Avinger, Inc.

•
Summary: Public company developing and commercializing catheters utilizing imaging technology for peripheral blockages and occlusions. They have two approved products, one for total blockages in blood vessels in the leg and the other for partial blockages in blood vessels in the leg.

•
Deal: $20 million hybrid loan and royalty structure at 12.0% interest which was interest only until 2Q16 with full repayment by April 2018. 1.8% royalty on sales. Early repayment dropped the royalty to 0.9% and mandatory minimum, quarterly royalty payments are required.

•
Status: On September 22, 2015, Avinger repaid the loan (including principal, interest and fees), but the 0.9% royalty remains payable on all of its products (subject to certain minimum payments). On October 14, 2015, Avinger announced 510(k) clearance for its second product for partial occlusions in the leg.

Depomed, Inc.

•
Summary: Depomed is a publicly traded company focused predominantly on development and commercialization of treatments for pain. They had a sustained release technology that was licensed by a number of companies for use in orally available treatments for type II diabetes.

•
Deal: $240.5 million to acquire royalties and milestones associated with five type 2 diabetes products, both approved and unapproved. PDL to receive 100% of all associated royalties and milestones up to 2x ($481 million) its initial investment, after which all net payments will be shared evenly (50/50) between PDL and Depomed.

•
Status: Valeant has increased the price of Glumetza by 500% and then 50% a few weeks later. Early and limited IMS data suggests that the effective price increase will be less than the nominal percents. PDL has not received any royalty payments from Valeant in the third quarter. While Valeant reported revenue for Glumetza of $53M for the period ending September 30, 2015, it had not provided monthly reporting or payments as contractually required. In late October 2015, Valeant issued reports and cash payments for the 3rd quarter 2015 with net royalties of $16.9 million due to PDL, which is included in PDL’s fair value assessment at quarter-end. PDL expects to exercise its royalty audit rights for Glumetza in the near future.

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

Direct Flow Medical, Inc.

•	Summary: Direct Flow is a private company developing and commercializing transcatheter heart valve technologies. It is approved in the EU and being investigated in US with estimated clearance in 2017.

•
Deal: Senior secured debt with initial provision of $35 million and additional $15 million funded in November 2014. Interest rate on tranche 1 was 15.5% which declined to 13.5% on all amounts after funding of the second tranche. Loans mature on November 5, 2018.

•	Status: Direct Flow has hired a new CEO and CFO.

LENSAR, Inc.

•
Summary: Private medical device company commercializing laser technology for cataract treatment. Femtosecond laser approved in the US in March 2013 and in the EU in April 2013. Differentiating feature of LENSAR system is its use of 3-D imaging and liquid interface preventing accidental incision and allowing more accurate corneal incisions with more precise and uniform depth of incision.

•	Deal: Senior secured debt with initial provision of $40 million. Interest rate on the loans was 15.5% and is now 18.5%.

•	Status: Forbearance Agreement signed and PDL has advanced additional sums to LENSAR while it conducts a sale process. Current carrying value of the loan as of September 30, is $50.3 million.

Paradigm Spine, LLC

•
Summary: Paradigm Spine is a private medical device company focused on development and commercialization of treatments for spinal conditions. Their lead product, CoFlex, is approved in US (with Level 1 data under a PMA) and 53 other countries. It is EBITDA positive.

•
Deal: Senior secured debt with initial provision of $50 million with potential for an additional $12.5 million upon the attainment of certain milestones. Interest rate is 13%. Loans mature on August 14, 2019.

•
Status: The company recently released 4-year follow up data which confirmed continuing superiority to fusion. On October 27, 2015, PDL and Paradigm Spine amended the credit agreement and PDL provided an additional $4 million to Paradigm Spine for general corporate purposes and promotional activities. In addition, PDL committed to a second tranche of up to $3 million to be funded at the option of Paradigm Spine prior to June 30, 2016.

kaleo, Inc.

•
Summary: kaleo is a private pharmaceutical company located in Virginia that uses its auto-injector delivery system for drugs. Their first product, Auvi-Q is a new system for delivery of epinephrine to treat severe allergic reactions that can be life-threatening i.e., anaphylaxis. Their second product, EVZIO, which was approved by the FDA on April 3, 2014, uses the same technology to deliver Naloxone for the treatment of patients who overdose on opioids.

•	Deal: PDL acquired $150 million worth of notes backed by 100% of royalties from sales of Auvi-Q by Sanofi and 10% of net sales of EVZIO by kaleo. The Notes pay interest at 13%.

•
Status: On October 28, 2015, Sanofi initiated a voluntary nationwide recall of all Auvi-Q units effectively immediately. Sanofi is the exclusive licensee of kaleo for the manufacture and commercialization of Auvi-Q. While Sanofi has not identified the reason for the recall, press reports indicate that a small number of units have failed to deliver the correct amount of drug. It is not known at this time how long commercialization of Auvi-Q will be interrupted. The Notes carry interest at 13 percent per annum, paid quarterly in arrears on principal outstanding. As part of the transaction, kaleo was required to establish an interest reserve account of $20 million from the $150 million provided by PDL. The purpose of this interest reserve account is to cover any possible shortfalls in interest payments owed to PDL. As of this date, despite the recall of Auvi-Q, it is projected that the interest reserve account alone is sufficient to cover possible interest shortfalls until at least the first quarter of 2016. PDL will monitor the recall situation and how it may impact the ability of kaleo to meet its obligations under the Notes, but at this point it has been determined that there is no impairment.

Viscogliosi Brothers, LLC

•	Summary: Viscogliosi Brothers have substantial stakes in a number of medtech companies, including Paradigm Spine.

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

•
Deal: In return for payment of $15.5 million, PDL acquired right to Viscogliosi Brothers’ royalty on sales of Paradigm Spine’s approved spinal implant until PDL receives 2.3 times the cash advanced after which the royalties revert to the Viscogliosi Brothers.

•
Status: The company recently released 4-year follow up data which confirmed continuing superiority to fusion. On October 27, 2015, PDL and Paradigm Spine amended the credit agreement and PDL provided an additional $4 million to Paradigm Spine for general corporate purposes and promotional activities. In addition, PDL committed to a second tranche of up to $3 million to be funded at the option of Paradigm Spine prior to June 30, 2016.

University of Michigan

•
Summary: Cerdelga is an approved oral drug for adult patients with Gaucher Disease type 1, a rare and genetic condition, which was approved in the US on August 19, 2014 and an application for approval is pending in the EU. Genzyme, a Sanofi Company, developed and commercializes Cerdelga.

•	Deal: On November 6, 2014, PDL acquired 75% of the University of Michigan’s royalty interest in Cerdelga until the expiration of the licensed patents in return for $65.6 million.

•	Status: Cerdelga is doing well with recent approvals in EU and Japan. Performing according to PDL model in the U.S.

CareView Communications, Inc.

•	Summary: CareView commercializes a video system and virtual bed rails to monitor passively hospital patients at risk of falling.

•
Deal: On June 29, 2015, PDL agreed to loan up to $40 million in two tranches of $20 million each, payable upon attainment of a milestone by October 31, 2015 and a second milestone by June 30, 2017. Each of the Notes are for five years and pay interest at 13.5% and 13.0% on the tranches, respectively.

•
Status: On October 7, 2015, PDL and CareView amended the debt facility and funded $20 million of the first tranche based on an expanded definition of revenue generating activities. The milestones associated with the second tranche of $20 million, which relate to the placement of CareView systems and Consolidated EBITDA, still must be attained by June 30, 2017.

Ariad Pharmaceuticals, Inc.

•	Summary: Ariad commercializes Iclusig for CML and is developing brigatinib for non-small cell lung cancer.

•
Deal: On July 29, 2015, PDL agreed to loan up to $200 million with $50 million on execution, $50 million on the 12 month anniversary and up to $100 million in 6 to 12 months after signing. PDL will receive 2.5% of global net revenues from Iclusig for the first year of the agreement (5.0% after the first year through the end of 2018, and 6.5% from 2019 until PDL receives a specified targeted IRR). For the period after 2019, the royalty rate will increase to 7.5% if Ariad has drawn in excess of $150 million. Term is through December 31, 2033 (subject to the put and call options). Financial terms of put and call: Greater of IRR of 10% or 1.15x cash-on-cash (CoC) year 1 1.2x CoC year 2, 1.3x CoC year 3 and thereafter.

•
Status: Ariad was in play for a period of time but Baxalta was apparently unwilling to pay requested price. On September 15, 2015, Ariad announced completion of enrollment of its pivotal trial of brigatinib in ALK+ non-small cell lung cancers patients and that it expects to report data from this trial at ASCO in mid-2016.

AcelRx Pharmaceuticals, Inc.

•
Summary: Public company which develops and commercializes treatments for acute pain. Zalviso, its most advanced product, is a drug and device combination of a sublingual formulation of sufentanil and a patient controlled delivery device. In EU, it is approved in EU for treatment of moderate-to-severe post-operative pain and marketed by Grünenthal.

•
Deal: On September 21, 2015, PDL acquired 75% of royalties and 80% of first four commercial milestones due from Grünenthal. The term is the earlier of PDL gets 3x cash-on-cash or expiration of the obligation to pay royalties (2018 with potential extensions to 2033).

•	Status: On September 24, 2015, Zalviso was approved in EU. Grünenthal is expected to launch in 1H16 and PDL is expected to receive its share of royalties shortly thereafter.

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

Forward-looking Statements
This document contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's royalty assets, restrict or impede the ability of the Company to invest in new income generating assets and limit the Company's ability to pay dividends are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K, as updated by subsequent quarterly reports filed with the Securities and Exchange Commission, as updated by subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward looking statement except as required by law.

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2015	38,809	38,447	39,284	—	116,540
2014	38,122	38,924	38,864	40,723	156,632
2013	33,234	46,720	32,224	32,287	144,464
2012	23,215	41,670	25,955	30,041	120,882
2011	22,283	41,967	23,870	22,886	111,006
2010	16,870	44,765	29,989	24,922	116,547
2009	13,605	35,161	21,060	15,141	84,966
2008	9,957	30,480	19,574	12,394	72,405
2007	8,990	21,842	17,478	9,549	57,859
2006	10,438	15,572	15,405	12,536	53,952
Herceptin	Q1	Q2	Q3	Q4	Total
2015	37,875	39,476	39,457	—	116,808
2014	36,646	38,292	39,407	40,049	154,394
2013	30,287	47,353	30,961	33,038	141,640
2012	25,702	44,628	30,433	28,307	129,070
2011	25,089	42,209	31,933	21,812	121,042
2010	23,402	38,555	27,952	25,441	115,350
2009	16,003	32,331	26,830	18,615	93,779
2008	14,092	34,383	28,122	20,282	96,880
2007	19,035	28,188	22,582	14,802	84,608
2006	15,142	19,716	21,557	20,354	76,769
Lucentis	Q1	Q2	Q3	Q4	Total
2015	15,920	—	—	—	15,920
2014	17,390	16,777	16,883	16,695	67,746
2013	12,032	30,066	13,536	12,127	67,760
2012	10,791	27,938	12,552	11,097	62,377
2011	8,878	24,313	12,157	10,750	56,099
2010	7,220	19,091	10,841	8,047	45,198
2009	4,621	12,863	8,123	6,152	31,759
2008	3,636	11,060	7,631	4,549	26,876
2007	2,931	6,543	6,579	3,517	19,570
2006	—	—	289	3,335	3,624
Xolair	Q1	Q2	Q3	Q4	Total
2015	10,971	11,075	12,407	—	34,453
2014	8,886	9,099	10,442	11,237	39,663
2013	5,930	10,025	7,334	7,330	30,619
2012	5,447	8,609	6,504	6,145	26,705
2011	4,590	7,621	5,916	5,823	23,949
2010	3,723	6,386	4,980	4,652	19,741
2009	2,665	5,082	4,085	3,722	15,553
2008	1,488	4,866	3,569	2,927	12,850
2007	1,684	3,942	3,332	2,184	11,142
2006	2,263	2,969	3,041	2,495	10,768
Perjeta	Q1	Q2	Q3	Q4	Total
2015	6,596	7,419	7,898	—	21,913
2014	3,375	4,385	5,157	5,850	18,767
2013	340	1,414	748	879	3,381
2012	—	—	58	250	308

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

Queen et al. Royalties
Royalty Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2015	3,852	4,177	4,319	—	12,348
2014	1,934	2,491	3,048	3,464	10,937
2013	—	551	830	859	2,240
Tysabri	Q1	Q2	Q3	Q4	Total
2015	14,385	13,614	13,557	—	41,556
2014	12,857	13,350	16,048	15,015	57,270
2013	12,965	13,616	11,622	12,100	50,304
2012	11,233	12,202	11,749	12,255	47,439
2011	9,891	10,796	11,588	11,450	43,725
2010	8,791	8,788	8,735	9,440	35,754
2009	6,656	7,050	7,642	8,564	29,912
2008	3,883	5,042	5,949	6,992	21,866
2007	839	1,611	2,084	2,836	7,370
2006	—	—	—	237	237
Actemra	Q1	Q2	Q3	Q4	Total
2015	4,990	—	—	—	4,990
2014	3,446	3,932	4,419	5,406	17,202
2013	2,631	2,816	2,939	3,744	12,131
2012	1,705	2,074	2,145	2,462	8,385
2011	913	1,136	1,401	1,460	4,910
2010	1,587	237	315	688	2,827
2009	585	537	909	1,197	3,228
2008	44	—	146	369	559
2007	32	—	—	17	49
Gazyva	Q1	Q2	Q3	Q4	Total
2015	313	—	—	—	313
2014	51	283	325	436	1,094
Entyvio	Q1	Q2	Q3	Q4	Total
2015	2,223	—	—	—	2,223
2014	—	—	153	2,192	2,344
* As reported to PDL by its licensees. Totals may not sum due to rounding.
Q1 2014 royalty revenue by product above do not include a $5 million payment received from Genentech in Q1 2014 for a retroactive settlement payment from 2013.

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Avastin	Q1	Q2	Q3	Q4	Total
2015	1,826,289	1,809,286	1,848,655	—	5,484,230
2014	1,786,912	1,838,764	1,828,900	1,916,353	7,370,929
2013	1,653,108	1,694,678	1,746,135	1,819,877	6,913,798
2012	1,502,757	1,573,727	1,551,327	1,662,977	6,290,788
2011	1,597,461	1,582,705	1,581,095	1,469,994	6,231,255
2010	1,506,788	1,596,892	1,594,707	1,646,218	6,344,605
2009	1,345,487	1,295,536	1,439,730	1,514,053	5,594,806
2008	980,715	1,084,930	1,180,427	1,239,382	4,485,454
2007	678,068	746,587	797,013	875,084	3,096,752
2006	439,318	516,052	570,551	592,897	2,118,817
Herceptin	Q1	Q2	Q3	Q4	Total
2015	1,789,404	1,857,696	1,856,803	—	5,503,903
2014	1,731,564	1,801,990	1,854,452	1,877,614	7,265,621
2013	1,681,574	1,744,145	1,681,860	1,726,551	6,834,130
2012	1,515,255	1,625,313	1,663,695	1,650,495	6,454,759
2011	1,391,568	1,559,975	1,642,898	1,432,771	6,027,211
2010	1,270,846	1,349,512	1,300,934	1,409,310	5,330,602
2009	1,210,268	1,133,993	1,226,435	1,278,626	4,849,323
2008	1,105,426	1,195,215	1,211,982	1,186,806	4,699,428
2007	891,761	949,556	979,602	1,015,033	3,835,952
2006	529,585	659,719	761,099	803,576	2,753,979
Lucentis	Q1	Q2	Q3	Q4	Total
2015	749,182	—	—	—	749,182
2014	818,376	789,483	794,505	785,669	3,188,031
2013	1,203,179	1,171,423	1,200,791	1,212,651	4,788,045
2012	1,079,092	1,086,543	1,097,541	1,109,695	4,372,871
2011	887,757	943,418	1,052,809	1,075,015	3,958,999
2010	721,967	698,890	745,376	804,684	2,970,917
2009	462,103	469,736	555,296	615,212	2,102,347
2008	363,615	393,682	460,167	454,922	1,672,386
2007	224,820	219,579	299,995	322,300	1,066,695
2006	—	—	10,689	157,742	168,431
Xolair	Q1	Q2	Q3	Q4	Total
2015	523,340	521,192	583,856	—	1,628,388
2014	425,243	428,171	491,372	521,726	1,866,512
2013	341,309	365,778	391,900	401,333	1,500,321
2012	310,234	314,638	347,796	340,431	1,313,100
2011	267,754	277,642	310,874	314,911	1,171,182
2010	228,859	225,878	251,055	263,389	969,179
2009	184,669	181,086	211,006	219,693	796,454
2008	137,875	169,521	177,179	183,753	668,329
2007	129,172	130,700	144,250	147,754	551,876
2006	95,241	99,354	112,608	118,002	425,204
Perjeta	Q1	Q2	Q3	Q4	Total
2015	310,410	349,125	371,668	—	1,031,203
2014	158,809	206,333	242,700	275,311	883,153
2013	34,008	55,076	66,353	87,949	243,386
2012	—	—	5,080	25,000	30,079

PDL BioPharma, Inc.
Q3 2015
November 4, 2015

Queen et al. Sales Revenue
Reported Licensee Net Sales Revenue by Product ($ in 000's) *
Kadcyla	Q1	Q2	Q3	Q4	Total
2015	181,275	196,556	203,258	—	581,089
2014	91,031	117,212	143,414	163,028	514,685
2013	—	21,459	73,626	85,906	180,991
Tysabri	Q1	Q2	Q3	Q4	Total
2015	479,526	453,786	451,898	—	1,385,210
2014	428,561	442,492	534,946	500,511	1,906,510
2013	434,677	451,358	387,407	403,334	1,676,776
2012	374,430	401,743	391,623	408,711	1,576,508
2011	329,696	356,876	388,758	381,618	1,456,948
2010	293,047	287,925	293,664	316,657	1,191,292
2009	221,854	229,993	257,240	285,481	994,569
2008	129,430	163,076	200,783	233,070	726,359
2007	30,468	48,715	71,972	94,521	245,675
2006	—	—	—	7,890	7,890
Actemra	Q1	Q2	Q3	Q4	Total
2015	166,338	—	—	—	166,338
2014	114,865	124,736	147,285	180,197	567,082
2013	87,703	91,374	97,961	124,815	401,852
2012	56,662	66,624	71,505	82,053	276,843
2011	30,433	35,370	46,709	48,671	161,183
2010	52,908	5,405	10,493	22,919	91,725
2009	19,504	17,920	30,313	39,888	107,625
2008	1,452	1,377	5,981	12,305	21,115
2007	—	—	—	1,137	1,137
Gazyva	Q1	Q2	Q3	Q4	Total
2015	9,627	—	—	—	9,627
2014	3,095	8,697	11,531	13,428	36,750
Entyvio	Q1	Q2	Q3	Q4	Total
2015	59,287	—	—	—	59,287
2014	—	—	5,347	58,500	63,848
* As reported to PDL by its licensee. Dates in above charts reflect when PDL receives royalties on sales. Sales occurred in the quarter prior to the dates in the above charts.
Totals may not sum due to rounding.